Exhibit 10.1

INDEPENDENT DIRECTOR AGREEMENT

This Independent Director Agreement (the “Agreement”) is made and entered into as of June 5, 2025 by and between Enlightify Inc., a Nevada corporation (the “Company”), having its principal place of business at 3rd Floor, Borough A, Block A. No.181, South Taibai Road, Xi’an, Shaanxi Province, People’s Republic of China 710065, and Tianping Cai (the “Director”), having an ID number: 350581199008052099. The Company and the Director may be referred to herein individually as a “Party” and collectively as the “Parties.”

WITNESSETH:

WHEREAS, the Company desires to appoint the Director to serve as a member of its Board of Directors and as Chairman of the Audit Committee, in a non-employee, independent capacity; and

WHEREAS, Director has represented that he has the experience, background and expertise necessary to enable him to be the Company’s Director; and

WHEREAS, based on such representation, and the Company’s reasonable due diligence, the Company wishes to appoint Director and the Director agrees to serve on the terms set forth herein;

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements herein contained, and other good and valuable consideration, the Parties agree as follows:

1. DEFINITIONS.  As used herein, the following terms shall have the following meanings:

1.1 “Affiliate” means any Person controlling, controlled by or under common control with the Company.

1.2 “Board” means the Board of Directors of the Company.

1.3 “Effective Date” means April 10, 2025.

2. APPOINTMENT AND TERM

2.1 Appointment. The Company hereby appoints Director to serve on the Board of Directors and as Chairman of the Audit Committee in an independent, non-executive capacity, and Director hereby accepts such appointment.

2.2 Term. The term of this Agreement shall commence on April 10, 2025 (the “Effective Date”), and continue until the earlier of (i) Director’s resignation or removal in accordance with applicable law and the Company’s bylaws, or (ii) the end of his Board service term, subject to re-nomination and re-election as applicable.

3. DUTIES

Director shall fulfill all duties required of a member of the Board of Directors and Chairman of the Audit Committee under applicable law, the Company’s bylaws, and NYSE and SEC regulations. Director shall exercise independent judgment and oversight in the performance of his duties and shall not be subject to day-to-day instructions from the Board or any officer of the Company.

4. COMPENSATION AND REIMBURSEMENT.

4.1 Director Fee. Director shall receive standard annual director fees in the amount of $26,000 and any applicable committee chair fees, as approved by the Board and consistent with the Company’s independent director compensation policy. Director shall not receive a salary, bonus, equity grants, or benefits except as disclosed in public filings and compliant with NYSE independence standards.

4.3 Business Expenses. The Company shall reimburse Director for reasonable, documented out-of-pocket expenses incurred in connection with his duties as a Board member, subject to applicable Company policies and limits.

5. TERMINATION.

Director may resign at any time by written notice to the Board. The Company may remove Director only in accordance with the Company’s bylaws and applicable corporate governance rules. No “Cause” or “Termination” provisions as used for employees shall apply to Director’s Board service.

6. MISCELLANEOUS

6.1 Independent Status. The Parties acknowledge and agree that Director is serving in an independent capacity and is not an employee of the Company. Nothing in this Agreement shall be interpreted as creating an employment relationship.

6.2 Governing Law. This Agreement shall be governed by and construed under the laws of the State of Nevada.

7. Confidentiality. Director agrees to maintain in strict confidence and not to disclose to any third party any non-public, proprietary, or confidential information obtained during his service on the Board, except as required by law or as authorized in writing by the Company.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

Director:	ENLIGHTIFY INC.

/s/ Tianping Cai	/s/ Zhuoyu Li
Tianping Cai	Zhuoyu Li
Chairman of the Board of Directors, Chief Executive Officer, and President